J.P.Morgan

J.P.Morgan

AMENDMENT NO. 1 dated as of                     , 2021 (the "Amendment"), to the Deposit Agreement dated as of July 28, 2016 (the "Deposit Agreement"), among Talend S.A., incorporated under the laws of France (the "Company"), JPMorgan Chase Bank, N.A., as depositary (the "Depositary"), and all holders from time to time of American depositary receipts ("ADRs") issued thereunder.

W I T N E S S E T H:

WHEREAS, the Company and the Depositary executed the Deposit Agreement for the purposes set forth therein; and

WHEREAS, pursuant to paragraph (16) of the ADRs, the form of which is contained as Exhibit A of the Deposit Agreement, the Company and the Depositary desire to amend the terms of the Deposit Agreement and ADRs.

NOW, THEREFORE, for good and valuable consideration, the receipt and sufficiency of which are hereby acknowledged, the Company and the Depositary hereby agree to amend the Deposit Agreement as follows:

ARTICLE I

DEFINITIONS

SECTION 1.01. Definitions. Unless otherwise defined in this Amendment, all capitalized terms used, but not otherwise defined, herein shall have the meaning given to such terms in the Deposit Agreement.

ARTICLE II

AMENDMENTS TO DEPOSIT AGREEMENT AND AMERICAN DEPOSITARY RECEIPTS

SECTION 2.01. All references in the Deposit Agreement to the term "Deposit Agreement" shall, as of the date hereof, refer to the Deposit Agreement as further amended by this Amendment.

SECTION 2.02. The address of the Depositary set forth in Section 16(a) of the Deposit Agreement is amended to read as follows:

(a)	JPMorgan Chase Bank, N.A. 383 Madison Avenue, Floor 11 New York, New York, 10179 Attention: Depositary Receipts Group Fax: (302) 220-4591

Section 2.03. Section 12 of the Deposit Agreement is amended by changing each of the references to paragraph (17) of the form of ADR contained therein to “paragraph (17)(a)”.

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Section 2.04. Paragraph (1) and the first paragraph of Paragraph (2), in each case, of the form of ADR, and all outstanding ADRs, are replaced with the following:

(1) Issuance of ADSs. This ADR is one of the ADRs issued under the Deposit Agreement. Subject to the other provisions hereof, the Depositary may so issue ADRs for delivery at the Transfer Office (as hereinafter defined) only against deposit of: (a) Shares in a form satisfactory to the Custodian; or (b) rights to receive Shares from the Company or any registrar, transfer agent, clearing agent or other entity recording Share ownership or transactions.

Every person depositing Shares under the Deposit Agreement represents and warrants that (a) such Shares and the certificates therefor are duly authorized, validly issued and outstanding, fully paid, nonassessable and legally obtained by such person (b) all pre-emptive and comparable rights, if any, with respect to such Shares have been validly waived or exercised, (c) the person making such deposit is duly authorized so to do, (d) the Shares presented for deposit are free and clear of any lien, encumbrance, security interest, charge, mortgage or adverse claim and (e) such Shares (A) are not "restricted securities" as such term is defined in Rule 144 under the Securities Act of 1933 ("Restricted Securities") unless at the time of deposit the requirements of paragraphs (c), (e), (f) and (h) of Rule 144 shall not apply and such Shares may be freely transferred and may otherwise be offered and sold freely in the United States or (B) have been registered under the Securities Act of 1933. To the extent an "affiliate" of the Company, as such term is defined in Rule 144, deposits Shares against the issuance of ADSs, or otherwise becomes a Holder or beneficial owner of ADSs, such affiliate also represents and warrants that upon the sale of the ADSs, all of the provisions of Rule 144 which enable the Shares represented by such ADSs to be freely sold (in the form of ADSs) will be fully complied with, or the ADSs will be sold pursuant to an effective registration statement under the Securities Act covering the resale of such ADSs and the Shares represented thereby and, in either case, all of the ADSs sold will not be on the sale thereof, Restricted Securities, and such affiliate further agrees that, to the extent such affiliate is a Holder or at the request of the Company or the Depositary, prior to any such sale such affiliate will provide to the Depositary and the Company either (i) evidence reasonably satisfactory to the Depositary and the Company that the resale of the ADSs and the Shares represented thereby have been registered pursuant to an effective registration statement under the Securities Act, (ii) a legal opinion of U.S. counsel reasonably acceptable to the Depositary and the Company, which opinion shall be in form and substance reasonably satisfactory to each of the counsels to the Depositary and the Company, stating in substance that such ADSs and the Shares represented thereby may be offered and sold in a single transaction without registration under the Securities Act or pursuant to an applicable exemption from the registration requirements thereof, and that any purchaser of the ADSs would receive securities that are not Restricted Securities or (iii) a certificate executed by such affiliate, based on such affiliate’s consultation with its legal counsel, certifying such matters relating to the sale of the ADSs as shall be reasonably required by each of the counsels to the Depositary and the Company. Such representations and warranties shall survive the deposit and withdrawal of Shares and the issuance and cancellation of ADSs in respect thereof and the transfer of such ADSs. The Depositary may refuse to accept for such deposit any Shares identified by the Company in order to facilitate compliance with the requirements of the Securities Act of 1933 or the Rules made thereunder.

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(2) Withdrawal of Deposited Securities. Subject to paragraphs (4) and (5), upon surrender of (i) a certificated ADR in a form satisfactory to the Depositary at the Transfer Office or (ii) proper instructions and documentation in the case of a Direct Registration ADR, the Holder hereof is entitled to delivery at, or to the extent in dematerialized form from, the Custodian's office of the Deposited Securities at the time represented by the ADSs evidenced by this ADR. At the request, risk and expense of the Holder hereof, the Depositary may deliver such Deposited Securities at such other place as may have been requested by the Holder. Notwithstanding any other provision of the Deposit Agreement or this ADR, the withdrawal of Deposited Securities may be restricted only for the reasons set forth in General Instruction I.A.(1) of Form F-6 (as such instructions may be amended from time to time) under the Securities Act of 1933.

SECTION 2.05. The first sentence of paragraph (5) of the form of ADR, and all outstanding ADRs, is amended to read as follows:

If any tax or other governmental charges (including any penalties and/or interest) shall become payable by or on behalf of the Custodian or the Depositary with respect to this ADR, any Deposited Securities represented by the ADSs evidenced hereby or any distribution thereon, such tax or other governmental charge shall be paid by the Holder hereof to the Depositary and by holding or having held this ADR or any ADSs evidenced hereby, the Holder and all beneficial owners hereof and thereof, and all prior Holders and beneficial owners hereof and thereof, jointly and severally, agree to indemnify, defend and save harmless each of the Depositary and its agents in respect of such tax or other governmental charge. Each Holder of this ADR and beneficial owner of the ADSs evidenced hereby, and each prior Holder and beneficial owner hereof and thereof (collectively, the “Tax Indemnitors”), by holding or having held an ADR or an interest in ADSs, acknowledges and agrees that the Depositary shall have the right to seek payment of amounts owing with respect to this ADR under this paragraph (5) from any one or more Tax Indemnitor(s) as determined by the Depositary in its sole discretion, without any obligation to seek payment from any other Tax Indemnitor(s).

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SECTION 2.06. The fourth sentence of paragraph (7) of the form of ADR, and all outstanding ADRs, is amended by deleting the text of subsection (iv) thereof and inserting "and" immediately prior to subsection (iii) thereof.

SECTION 2.07. The fifth and seventh sentences of paragraph (7) of the form of ADR, and all outstanding ADRs, are deleted and the remaining ultimate sentence of said paragraph (7) is amended by replacing “Such charges” with “The above-referenced charges”.

SECTION 2.08. Paragraph (7) of the form of ADR, and all outstanding ADRs, is further amended by inserting the following immediately after the first paragraph thereof:

To facilitate the administration of various depositary receipt transactions, including disbursement of dividends or other cash distributions and other corporate actions, the Depositary may engage the foreign exchange desk within JPMorgan Chase Bank, N.A. (the “Bank”) and/or its affiliates in order to enter into spot foreign exchange transactions to convert foreign currency into U.S. dollars (“FX Transactions”). For certain currencies, FX Transactions are entered into with the Bank or an affiliate, as the case may be, acting in a principal capacity. For other currencies, FX Transactions are routed directly to and managed by an unaffiliated local custodian (or other third-party local liquidity provider), and neither the Bank nor any of its affiliates is a party to such FX Transactions.

The foreign exchange rate applied to an FX Transaction will be either (a) a published benchmark rate, or (b) a rate determined by a third-party local liquidity provider, in each case plus or minus a spread, as applicable. The Depositary will disclose which foreign exchange rate and spread, if any, apply to such currency on the “Disclosure” page (or successor page) of www.adr.com (as updated by the Depositary from time to time, “ADR.com”). Such applicable foreign exchange rate and spread may (and neither the Depositary, the Bank nor any of their affiliates is under any obligation to ensure that such rate does not) differ from rates and spreads at which comparable transactions are entered into with other customers or the range of foreign exchange rates and spreads at which the Bank or any of its affiliates enters into foreign exchange transactions in the relevant currency pair on the date of the FX Transaction. Additionally, the timing of execution of an FX Transaction varies according to local market dynamics, which may include regulatory requirements, market hours and liquidity in the foreign exchange market or other factors. Furthermore, the Bank and its affiliates may manage the associated risks of their position in the market in a manner they deem appropriate without regard to the impact of such activities on the Company, the Depositary, Holders or beneficial owners of ADSs. The spread applied does not reflect any gains or losses that may be earned or incurred by the Bank and its affiliates as a result of risk management or other hedging related activity.

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Notwithstanding the foregoing, to the extent the Company provides U.S. dollars to the Depositary, neither the Bank nor any of its affiliates will execute an FX Transaction as set forth herein. In such case, the Depositary will distribute the U.S. dollars received from the Company.

Further details relating to the applicable foreign exchange rate, the applicable spread and the execution of FX Transactions will be provided by the Depositary on ADR.com. The Company, Holders and beneficial owners of ADSs each acknowledge and agree that the terms applicable to FX Transactions disclosed from time to time on ADR.com will apply to any FX Transaction executed pursuant to the Deposit Agreement.

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SECTION 2.09. Paragraph (17) of the form of ADR, and all outstanding ADRs, is amended to read as follows:

(17) Termination. (a) Except as provided for in subparagraphs (b) and (c) below, the Depositary may, and shall at the written direction of the Company, terminate the Deposit Agreement and this ADR by mailing notice of such termination to the Holders at least 30 days prior to the date fixed in such notice for such termination; provided, however, if the Depositary shall have (i) resigned as Depositary hereunder, notice of such termination by the Depositary shall not be provided to Holders unless a successor depositary shall not be operating hereunder within 60 days of the date of such resignation, or (ii) been removed as Depositary hereunder, notice of such termination by the Depositary shall not be provided to Holders unless a successor depositary shall not be operating hereunder on the 120th day after the Company's notice of removal was first provided to the Depositary. If at the date so fixed for termination in accordance with this subparagraph (a) the Depositary believes the Shares are not publicly and actively listed or quoted for trading on at least one stock exchange in the European Union, after the date so fixed for termination, (i) all Direct Registration ADRs shall cease to be eligible for the Direct Registration System and shall be considered ADRs issued on the ADR Register, (ii) the Depositary shall charge its cancellation fee on all existing ADSs and (iii) the Depositary shall then use its reasonable efforts to ensure that the ADSs cease to be DTC eligible so that neither DTC nor any of its nominees shall thereafter be a Holder. At such time as the ADSs cease to be DTC eligible and/or neither DTC nor any of its nominees is a Holder, the Depositary shall (a) instruct the Custodian to deliver all Deposited Securities to the Company along with a general stock power that refers to the names set forth on the ADR Register and (b) provide the Company with a copy of the ADR Register (which copy may be sent by email or by any means permitted under the notice provisions of the Deposit Agreement). Upon receipt of such Deposited Securities and the ADR Register, the Company shall use its best efforts to issue to each Holder a Share certificate representing the Shares represented by the ADSs reflected on the ADR Register in such Holder's name and to deliver such Share certificate to the Holder at the address set forth on the ADR Register. If at the date so fixed for termination in accordance with this subparagraph (a), the Depositary believes the Shares are publicly and actively listed or quoted for trading on at least one stock exchange in the European Union, after the date so fixed for termination, (x) the Depositary and its agents will perform no further acts under the Deposit Agreement and this ADR, except to receive and hold (or sell) distributions on Deposited Securities and deliver Deposited Securities being withdrawn and (y) as soon as practicable after the date so fixed for termination, the Depositary shall endeavor to sell the Deposited Securities and shall thereafter (as long as it may lawfully do so) hold in a segregated account the net proceeds of such sales, together with any other cash then held by it under the Deposit Agreement, without liability for interest, in trust for the pro rata benefit of the Holders of ADRs not theretofore surrendered. After providing the instruction to the Custodian and delivering a copy of the ADR Register to the Company under the third sentence of this subparagraph (a), the Depositary and its agents will perform no further acts under the Deposit Agreement and this ADR and shall cease to have any obligations under the Deposit Agreement and/or the ADRs. After making any such sale under clause (y) of the second preceding sentence, the Depositary shall be discharged from all obligations in respect of the Deposit Agreement and this ADR, except to account for such net proceeds and other cash. After the Company receives the copy of the ADR Register and the Deposited Securities and has complied with the provisions of the fourth preceding sentence above or, in the case of a termination under the circumstances described in the third preceding sentence above, the Company shall be discharged from all obligations under the Deposit Agreement except (i) to distribute the Shares to the Holders entitled thereto, if applicable, and (ii) for its obligations to the Depositary and its agents.

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(b)       To the extent the Depositary has been notified that the Deposited Securities have been purchased for cash, or that a court has approved a scheme of arrangement or comparable type of transaction pursuant to which such Deposited Securities will be purchased for cash, in either case in a transaction that is mandatory and binding on the Depositary as a holder of those Deposited Securities the Depositary may immediately terminate the Deposit Agreement effective as of the date notice is first provided to Holders or such later date established by the Depositary and stated in such notice in order to coincide with or be close to the date on which the Deposited Securities have been or will be exchanged for cash (a termination under this subparagraph (b) being a "Termination Event"). After the date so fixed for termination under this subparagraph (b), the Depositary and its agents will perform no further acts under the Deposit Agreement and this ADR, except to receive the cash received as a result of such Termination Event and, after giving effect to the conversion of such cash into U.S. dollars and the deduction of any fees and expenses provided for herein or contemplated hereby, hold the resulting net cash amount as long as it may lawfully do so in an account (which may be a segregated or unsegregated account), together with any other cash then held by it under the Deposit Agreement, without liability for interest, in trust for the pro rata benefit of the Holders of ADRs not theretofore surrendered. After the Depositary has received any such cash, (i) the Depositary shall be discharged from all obligations in respect of the Deposit Agreement and this ADR, except to account for such net cash amount received and other cash and (ii) the Company shall be discharged from all obligations under the Deposit Agreement except for its obligations to the Depositary and its agents.

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(c)       To the extent the Company and a bidder have entered into a contractual arrangement pursuant to which the bidder has made or will make a cash offer for the ADSs and/or the Deposited Securities which has been recommended by the Company, and the Company has provided the Depositary with written notice of its desire to terminate the Deposit Agreement, the Depositary shall terminate the Deposit Agreement and this ADR by mailing notice of such termination to the Holders at least 30 days prior to the date fixed in such notice for such termination; provided, however that the date of termination shall not be prior to the close of business on the first day after the last day of the initial cash offer period established by such bidder (as the same may be extended in accordance with applicable rules) (the “Initial Offer Closing Date”) if such bidder has accepted for payment all of the securities (including ADSs and/or Deposited Securities) that have been tendered for payment on or prior to the Initial Offer Closing Date. If the bidder has not accepted for payment all of the securities that have been tendered pursuant to such public offer on or prior to the Initial Offer Closing Date, the termination notice under this subparagraph (c) shall be deemed withdrawn and the Deposit Agreement shall remain in full force and effect, unless otherwise terminated thereafter pursuant to subparagraph 17(a) above. If the bidder accepts for payment all of the securities that have been tendered on or prior to the Initial Closing Date, then after the date fixed for termination under this subparagraph (c), the Depositary and its agents will perform no further acts under the Deposit Agreement and this ADR, except, (i) if the bidder has instituted a subsequent offer acceptance period for the Deposited Securities and such subsequent offer acceptance period is still open, to tender any Deposited Securities then remaining under this Deposit Agreement into the offer made by the bidder on the terms thereof, or (ii) if there is no subsequent offer acceptance period for the Deposited Securities or such period has closed in accordance with its terms and the bidder has offered in writing to purchase all of the remaining Deposited Securities at a per share price at least equal to the price paid in the tender offer period most recently closed, to sell such Deposited Securities to the bidder at such price in an open market transaction or otherwise in an arms-length transaction, and, in the case of (i) or (ii) to receive the cash received as a result of such sale and, after giving effect to the conversion of such cash into U.S. dollars and the deduction of any fees and expenses provided for herein or contemplated hereby, hold the resulting net cash amount as long as it may lawfully do so in an account (which may be a segregated or unsegregated account), together with any other cash then held by it under the Deposit Agreement, without liability for interest, in trust for the pro rata benefit of the Holders of ADRs not theretofore surrendered. After the Depositary has received any such cash, (A) the Depositary shall be discharged from all obligations in respect of the Deposit Agreement and this ADR, except to account for such net cash amount received and other cash and (B) the Company shall be discharged from all obligations under the Deposit Agreement except for its obligations to the Depositary and its agents. If after the date fixed for termination under this subparagraph (c) any of the conditions in clause (ii) are not met, the provisions of subparagraph 17(a) above shall apply with regard to the Depositary’s obligations after the date fixed for termination.

SECTION 2.10. The form of ADR, reflecting the amendments set forth in this Article II and a clarification change, and all outstanding ADRs, are amended and restated to read as set forth in Exhibit A hereto.

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ARTICLE III

REPRESENTATIONS AND WARRANTIES

SECTION 3.01. Representations and Warranties. The Company represents and warrants to, and agrees with, the Depositary, that:

(a) This Amendment, when executed and delivered by the Company, will be duly and validly authorized, executed and delivered by the Company, and it and the Deposit Agreement as amended hereby constitute the legal, valid and binding obligations of the Company, enforceable against the Company in accordance with their respective terms, subject to bankruptcy, insolvency, fraudulent transfer, moratorium and similar laws of general applicability relating to or affecting creditors’ rights and to general equity principles; and

(b) In order to ensure the legality, validity, enforceability or admissibility into evidence of this Amendment or the Deposit Agreement as amended hereby, neither of such agreements need to be filed or recorded with any court or other authority in the Republic of France, nor does any stamp or similar tax or governmental charge need to be paid in the Republic of France on or in respect of such agreements.

ARTICLE IV

MISCELLANEOUS

Other than as set forth herein, nothing in this Amendment shall affect any of the respective rights and obligations of any of the parties hereto under the Deposit Agreement. By executing this Amendment, the parties hereto ratify and confirm the terms of the Deposit Agreement, as modified by the terms of this Amendment. The parties hereto shall be entitled to the benefits of the indemnification provisions of Section 15 of the Deposit Agreement in connection with any and all liability it or they may incur as a result of the terms of this Amendment and the transactions contemplated herein. This Amendment may be executed in one or more counterparts, each of which shall for all purposes be deemed to be an original and all of which shall constitute the same instrument. If there shall be any conflict in the terms and conditions of the Deposit Agreement and the terms and conditions of this Amendment, the terms and conditions of this Amendment shall control and be binding. This Amendment will be construed, regulated and administered under the laws of the United States or State of New York, as applicable, without regard to New York’s principles regarding conflict of laws, except that the foregoing shall not reduce any statutory right to choose New York law or forum. The provisions of Section 20 of the Deposit Agreement are incorporated herein by reference and deemed to be a part hereof applicable hereto.

If any court of competent jurisdiction holds any provision of this Amendment invalid or unenforceable, the other provisions of the Deposit Agreement as amended hereby will remain in full force and effect. Any provision of this Amendment held invalid or unenforceable only in part or degree will remain in full force and effect to the extent not held invalid or unenforceable.

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This Amendment, together with the Deposit Agreement as amended hereby, contains the entire agreement of the parties with respect to its subject matter and supersedes all existing and all other communications (oral, written or in any other form) between the parties hereto concerning this subject matter. Delivery of an executed signature page of this Amendment by facsimile or other electronic transmission (including “.pdf”, “.tif” or similar format) shall be effective as delivery of a manually executed counterpart hereof.

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IN WITNESS WHEREOF, TALEND S.A. and JPMORGAN CHASE BANK, N.A. have duly executed this Amendment No. 1 to the Deposit Agreement as of the day and year first above set forth and all holders of American Depositary Receipts shall become parties hereto.

TALEND S.A.

By: _______________________________
Name:
Title:

JPMORGAN CHASE BANK, N.A.

By: _______________________________
Name:
Title:

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EXHIBIT A

ANNEXED TO AND INCORPORATED IN

AMENDMENT NO. 1 TO DEPOSIT AGREEMENT

[FORM OF FACE OF ADR]

No. of ADSs:
Number
Each ADS represents
One Share

CUSIP:

AMERICAN DEPOSITARY RECEIPT

evidencing

AMERICAN DEPOSITARY SHARES

representing

ORDINARY SHARES

of

TALEND S.A.

(A Société Anonyme organized under the laws of France)

JPMORGAN CHASE BANK, N.A., a national banking association organized under the laws of the United States of America, as depositary hereunder (the "Depositary"), hereby certifies that ______ is the registered owner (a "Holder") of _____ American Depositary Shares ("ADSs"), each (subject to paragraph (13)) representing one ordinary share (including the rights to receive Shares described in paragraph (1), "Shares" and, together with any other securities, cash or property from time to time held by the Depositary in respect or in lieu of deposited Shares, the "Deposited Securities"), of Talend S.A. (the "Company"), a société anonyme organized under the laws of France, deposited under the Deposit Agreement dated as of July 28, 2016 (as amended from time to time, the "Deposit Agreement") among the Company, the Depositary and all Holders from time to time of American Depositary Receipts issued thereunder ("ADRs"), each of whom by accepting an ADR becomes a party thereto. The Deposit Agreement and this ADR (which includes the provisions set forth on the reverse hereof) shall be governed by and construed in accordance with the laws of the State of New York.

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(1) Issuance of ADSs. This ADR is one of the ADRs issued under the Deposit Agreement. Subject to the other provisions hereof, the Depositary may so issue ADRs for delivery at the Transfer Office (as hereinafter defined) only against deposit of: (a) Shares in a form satisfactory to the Custodian; or (b) rights to receive Shares from the Company or any registrar, transfer agent, clearing agent or other entity recording Share ownership or transactions.

Every person depositing Shares under the Deposit Agreement represents and warrants that (a) such Shares and the certificates therefor are duly authorized, validly issued and outstanding, fully paid, nonassessable and legally obtained by such person (b) all pre-emptive and comparable rights, if any, with respect to such Shares have been validly waived or exercised, (c) the person making such deposit is duly authorized so to do, (d) the Shares presented for deposit are free and clear of any lien, encumbrance, security interest, charge, mortgage or adverse claim and (e) such Shares (A) are not "restricted securities" as such term is defined in Rule 144 under the Securities Act of 1933 ("Restricted Securities") unless at the time of deposit the requirements of paragraphs (c), (e), (f) and (h) of Rule 144 shall not apply and such Shares may be freely transferred and may otherwise be offered and sold freely in the United States or (B) have been registered under the Securities Act of 1933. To the extent an "affiliate" of the Company, as such term is defined in Rule 144, deposits Shares against the issuance of ADSs, or otherwise becomes a Holder or beneficial owner of ADSs, such affiliate also represents and warrants that upon the sale of the ADSs, all of the provisions of Rule 144 which enable the Shares represented by such ADSs to be freely sold (in the form of ADSs) will be fully complied with, or the ADSs will be sold pursuant to an effective registration statement under the Securities Act covering the resale of such ADSs and the Shares represented thereby and, in either case, all of the ADSs sold will not be on the sale thereof, Restricted Securities, and such affiliate further agrees that, to the extent such affiliate is a Holder or at the request of the Company or the Depositary, prior to any such sale such affiliate will provide to the Depositary and the Company either (i) evidence reasonably satisfactory to the Depositary and the Company that the resale of the ADSs and the Shares represented thereby have been registered pursuant to an effective registration statement under the Securities Act, (ii) a legal opinion of U.S. counsel reasonably acceptable to the Depositary and the Company, which opinion shall be in form and substance reasonably satisfactory to each of the counsels to the Depositary and the Company, stating in substance that such ADSs and the Shares represented thereby may be offered and sold in a single transaction without registration under the Securities Act or pursuant to an applicable exemption from the registration requirements thereof, and that any purchaser of the ADSs would receive securities that are not Restricted Securities or (iii) a certificate executed by such affiliate, based on such affiliate’s consultation with its legal counsel, certifying such matters relating to the sale of the ADSs as shall be reasonably required by each of the counsels to the Depositary and the Company. Such representations and warranties shall survive the deposit and withdrawal of Shares and the issuance and cancellation of ADSs in respect thereof and the transfer of such ADSs. The Depositary may refuse to accept for such deposit any Shares identified by the Company in order to facilitate compliance with the requirements of the Securities Act of 1933 or the Rules made thereunder.

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(2) Withdrawal of Deposited Securities. Subject to paragraphs (4) and (5), upon surrender of (i) a certificated ADR in a form satisfactory to the Depositary at the Transfer Office or (ii) proper instructions and documentation in the case of a Direct Registration ADR, the Holder hereof is entitled to delivery at, or to the extent in dematerialized form from, the Custodian's office of the Deposited Securities at the time represented by the ADSs evidenced by this ADR. At the request, risk and expense of the Holder hereof, the Depositary may deliver such Deposited Securities at such other place as may have been requested by the Holder. Notwithstanding any other provision of the Deposit Agreement or this ADR, the withdrawal of Deposited Securities may be restricted only for the reasons set forth in General Instruction I.A. (1) of Form F-6 (as such instructions may be amended from time to time) under the Securities Act of 1933.

(3) Transfers of ADRs. The Depositary or its agent will keep, at a designated transfer office (the "Transfer Office"), (a) a register (the "ADR Register") for the registration, registration of transfer, combination and split-up of ADRs, and, in the case of Direct Registration ADRs, shall include the Direct Registration System, which at all reasonable times will be open for inspection by Holders and the Company for the purpose of communicating with Holders in the interest of the business of the Company or a matter relating to the Deposit Agreement and (b) facilities for the delivery and receipt of ADRs. The term ADR Register includes the Direct Registration System. Title to this ADR (and to the Deposited Securities represented by the ADSs evidenced hereby), when properly endorsed (in the case of ADRs in certificated form) or upon delivery to the Depositary of proper instruments of transfer, is transferable by delivery with the same effect as in the case of negotiable instruments under the laws of the State of New York; provided that the Depositary, notwithstanding any notice to the contrary, may treat the person in whose name this ADR is registered on the ADR Register as the absolute owner hereof for all purposes and neither the Depositary nor the Company will have any obligation or be subject to any liability under the Deposit Agreement to any holder of an ADR, unless such holder is the Holder thereof. Subject to paragraphs (4) and (5), this ADR is transferable on the ADR Register and may be split into other ADRs or combined with other ADRs into one ADR, evidencing the aggregate number of ADSs surrendered for split-up or combination, by the Holder hereof or by duly authorized attorney upon surrender of this ADR at the Transfer Office properly endorsed (in the case of ADRs in certificated form) or upon delivery to the Depositary of proper instruments of transfer and duly stamped as may be required by applicable law; provided that the Depositary may close the ADR Register at any time or from time to time when deemed expedient by it. At the request of a Holder, the Depositary shall, for the purpose of substituting a certificated ADR with a Direct Registration ADR, or vice versa, execute and deliver a certificated ADR or a Direct Registration ADR, as the case may be, for any authorized number of ADSs requested, evidencing the same aggregate number of ADSs as those evidenced by the certificated ADR or Direct Registration ADR, as the case may be, substituted.

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(4) Certain Limitations. Prior to the issue, registration, registration of transfer, split-up or combination of any ADR, the delivery of any distribution in respect thereof, or, subject to the last sentence of paragraph (2), the withdrawal of any Deposited Securities, and from time to time in the case of clause (b)(ii) of this paragraph (4), the Company, the Depositary or the Custodian may require: (a) payment with respect thereto of (i) any stock transfer or other tax or other governmental charge, (ii) any stock transfer or registration fees in effect for the registration of transfers of Shares or other Deposited Securities upon any applicable register and (iii) any applicable charges as provided in paragraph (7) of this ADR; (b) the production of proof satisfactory to it of (i) the identity of any signatory and genuineness of any signature and (ii) such other information, including without limitation, information as to citizenship, residence, exchange control approval, beneficial ownership of any securities, compliance with applicable law, regulations, provisions of or governing Deposited Securities and terms of the Deposit Agreement and this ADR, as it may deem necessary or proper; and (c) compliance with such regulations as the Depositary may establish consistent with the Deposit Agreement. The issuance of ADRs, the acceptance of deposits of Shares, the registration, registration of transfer, split-up or combination of ADRs or, subject to the last sentence of paragraph (2), the withdrawal of Deposited Securities may be suspended, generally or in particular instances, when the ADR Register or any register for Deposited Securities is closed or when any such action is deemed advisable by the Depositary.

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(5) Taxes. If any tax or other governmental charges (including any penalties and/or interest) shall become payable by or on behalf of the Custodian or the Depositary with respect to this ADR, any Deposited Securities represented by the ADSs evidenced hereby or any distribution thereon, such tax or other governmental charge shall be paid by the Holder hereof to the Depositary and by holding or having held this ADR or any ADSs evidenced hereby, the Holder and all beneficial owners hereof and thereof, and all prior Holders and beneficial owners hereof and thereof, jointly and severally, agree to indemnify, defend and save harmless each of the Depositary and its agents in respect of such tax or other governmental charge. Each Holder of this ADR and beneficial owner of the ADSs evidenced hereby, and each prior Holder and beneficial owner hereof and thereof (collectively, the “Tax Indemnitors”), by holding or having held an ADR or an interest in ADSs, acknowledges and agrees that the Depositary shall have the right to seek payment of amounts owing with respect to this ADR under this paragraph (5) from any one or more Tax Indemnitor(s) as determined by the Depositary in its sole discretion, without any obligation to seek payment from any other Tax Indemnitor(s). The Depositary may refuse to effect any registration, registration of transfer, split-up or combination hereof or, subject to the last sentence of paragraph (2), any withdrawal of such Deposited Securities until such payment is made. The Depositary may also deduct from any distributions on or in respect of Deposited Securities, or may sell by public or private sale for the account of the Holder hereof any part or all of such Deposited Securities (after attempting by reasonable means to notify the Holder hereof prior to such sale), and may apply such deduction or the proceeds of any such sale in payment of such tax or other governmental charge, the Holder hereof remaining liable for any deficiency, and shall reduce the number of ADSs evidenced hereby to reflect any such sales of Shares. In connection with any distribution to Holders, the Company will remit to the appropriate governmental authority or agency all amounts (if any) required to be withheld and owing to such authority or agency by the Company; and the Depositary and the Custodian will remit to the appropriate governmental authority or agency all amounts (if any) required to be withheld and owing to such authority or agency by the Depositary or the Custodian. The Depositary will forward to the Company such information from its transfer records maintained by it in its capacity as Depositary under the Deposit Agreement as the Company may reasonably request to enable the Company to file any necessary reports with governmental authorities or agencies. If the Depositary determines that any distribution in property other than cash (including Shares or rights) on Deposited Securities is subject to any tax that the Depositary or the Custodian is obligated to withhold, the Depositary may dispose of all or a portion of such property in such amounts and in such manner as the Depositary deems necessary and practicable to pay such taxes, by public or private sale, and the Depositary shall distribute the net proceeds of any such sale or the balance of any such property after deduction of such taxes to the Holders entitled thereto. Each Holder of an ADR or an interest therein agrees to indemnify the Depositary, the Company, the Custodian and any of their respective officers, directors, employees, agents and affiliates against, and hold each of them harmless from, any claims by any governmental authority with respect to taxes, additions to tax, penalties or interest arising out of any refund of taxes, reduced rate of withholding at source or other tax benefit obtained.

(6) Disclosure of Interests. To the extent that the provisions of or governing any Deposited Securities may require disclosure of or impose limits on beneficial or other ownership of Deposited Securities, other Shares and other securities and may provide for blocking transfer, voting or other rights to enforce such disclosure or limits, Holders and all persons holding ADRs agree to comply with all such disclosure requirements and ownership limitations and to comply with any reasonable Company instructions in respect thereof. The Company reserves the right to instruct Holders to deliver their ADSs for cancellation and withdrawal of the Deposited Securities so as to permit the Company to deal directly with the Holder thereof as a holder of Shares and Holders agree to comply with such instructions. The Depositary agrees to cooperate with the Company in its efforts to inform Holders of the Company's exercise of its rights under this paragraph and agrees to consult with, and provide reasonable assistance without risk, liability or expense on the part of the Depositary, to the Company on the manner or manners in which it may enforce such rights with respect to any Holder.

J.P.Morgan

(7) Charges of Depositary. The Depositary may charge, and collect from, (i) each person to whom ADSs are issued, including, without limitation, issuances against deposits of Shares, issuances in respect of Share Distributions, Rights and Other Distributions (as such terms are defined in paragraph (10)), issuances pursuant to a stock dividend or stock split declared by the Company, or issuances pursuant to a merger, exchange of securities or any other transaction or event affecting the ADSs or the Deposited Securities, and (ii) each person surrendering ADSs for withdrawal of Deposited Securities or whose ADSs are cancelled or reduced for any other reason, U.S.$5.00 or less for each 100 ADSs (or portion thereof) issued, delivered, reduced, cancelled or surrendered (as the case may be). The Depositary may sell (by public or private sale) sufficient securities and property received in respect of Share Distributions, Rights and Other Distributions prior to such deposit to pay such charge. The following additional charges shall be incurred by the Holders, by any party depositing or withdrawing Shares or by any party surrendering ADSs and/or to whom ADSs are issued (including, without limitation, issuances pursuant to a stock dividend or stock split declared by the Company or an exchange of stock regarding the ADSs or the Deposited Securities or a distribution of ADSs pursuant to paragraph (10)), whichever is applicable (i) a fee of U.S.$0.05 or less per ADS for any Cash distribution made pursuant to the Deposit Agreement, (ii) a fee of U.S.$1.50 per ADR or ADRs for transfers made pursuant to paragraph (3) hereof, (iii) a fee for the distribution or sale of securities pursuant to paragraph (10) hereof, such fee being in an amount equal to the fee for the execution and delivery of ADSs referred to above which would have been charged as a result of the deposit of such securities (for purposes of this paragraph (7) treating all such securities as if they were Shares) but which securities or the net cash proceeds from the sale thereof are instead distributed by the Depositary to Holders entitled thereto, (iv) an aggregate fee of U.S.$0.02 per ADS per calendar year (or portion thereof) for services performed by the Depositary in administering the ADRs (which fee may be charged on a periodic basis during each calendar year and shall be assessed against Holders as of the record date or record dates set by the Depositary during each calendar year and shall be payable at the sole discretion of the Depositary by billing such Holders or by deducting such charge from one or more cash dividends or other cash distributions), and (v) a fee for the reimbursement of such fees, charges and expenses as are incurred by the Depositary and/or any of its agents (including, without limitation, the Custodian and expenses incurred on behalf of Holders in connection with compliance with foreign exchange control regulations or any law or regulation relating to foreign investment) in connection with the servicing of the Shares or other Deposited Securities, the sale of securities (including, without limitation, Deposited Securities), the delivery of Deposited Securities or otherwise in connection with the Depositary's or its Custodian's compliance with applicable law, rule or regulation (which fees and charges shall be assessed on a proportionate basis against Holders as of the record date or dates set by the Depositary and shall be payable at the sole discretion of the Depositary by billing such Holders or by deducting such charge from one or more cash dividends or other cash distributions). The Company will pay all other charges and expenses of the Depositary and any agent of the Depositary (except the Custodian) pursuant to agreements from time to time between the Company and the Depositary, except (i) stock transfer or other taxes and other governmental charges (which are payable by Holders or persons depositing Shares), (ii) cable, telex and facsimile transmission and delivery charges incurred at the request of persons depositing, or Holders delivering Shares, ADRs or Deposited Securities (which are payable by such persons or Holders), and (iii) transfer or registration fees for the registration or transfer of Deposited Securities on any applicable register in connection with the deposit or withdrawal of Deposited Securities (which are payable by persons depositing Shares or Holders withdrawing Deposited Securities; there are no such fees in respect of the Shares as of the date of the Deposit Agreement). The above-referenced charges may at any time and from time to time be changed by agreement between the Company and the Depositary.

J.P.Morgan

To facilitate the administration of various depositary receipt transactions, including disbursement of dividends or other cash distributions and other corporate actions, the Depositary may engage the foreign exchange desk within JPMorgan Chase Bank, N.A. (the “Bank”) and/or its affiliates in order to enter into spot foreign exchange transactions to convert foreign currency into U.S. dollars (“FX Transactions”). For certain currencies, FX Transactions are entered into with the Bank or an affiliate, as the case may be, acting in a principal capacity. For other currencies, FX Transactions are routed directly to and managed by an unaffiliated local custodian (or other third-party local liquidity provider), and neither the Bank nor any of its affiliates is a party to such FX Transactions.

The foreign exchange rate applied to an FX Transaction will be either (a) a published benchmark rate, or (b) a rate determined by a third-party local liquidity provider, in each case plus or minus a spread, as applicable. The Depositary will disclose which foreign exchange rate and spread, if any, apply to such currency on the “Disclosure” page (or successor page) of www.adr.com (as updated by the Depositary from time to time, “ADR.com”). Such applicable foreign exchange rate and spread may (and neither the Depositary, the Bank nor any of their affiliates is under any obligation to ensure that such rate does not) differ from rates and spreads at which comparable transactions are entered into with other customers or the range of foreign exchange rates and spreads at which the Bank or any of its affiliates enters into foreign exchange transactions in the relevant currency pair on the date of the FX Transaction. Additionally, the timing of execution of an FX Transaction varies according to local market dynamics, which may include regulatory requirements, market hours and liquidity in the foreign exchange market or other factors. Furthermore, the Bank and its affiliates may manage the associated risks of their position in the market in a manner they deem appropriate without regard to the impact of such activities on the Company, the Depositary, Holders or beneficial owners of ADSs. The spread applied does not reflect any gains or losses that may be earned or incurred by the Bank and its affiliates as a result of risk management or other hedging related activity.

J.P.Morgan

Notwithstanding the foregoing, to the extent the Company provides U.S. dollars to the Depositary, neither the Bank nor any of its affiliates will execute an FX Transaction as set forth herein. In such case, the Depositary will distribute the U.S. dollars received from the Company.

Further details relating to the applicable foreign exchange rate, the applicable spread and the execution of FX Transactions will be provided by the Depositary on ADR.com. The Company, Holders and beneficial owners of ADSs each acknowledge and agree that the terms applicable to FX Transactions disclosed from time to time on ADR.com will apply to any FX Transaction executed pursuant to the Deposit Agreement.

The Depositary anticipates reimbursing the Company for certain expenses incurred by the Company that are related to the establishment and maintenance of the ADR program upon such terms and conditions as the Company and the Depositary may agree from time to time.  The Depositary may make available to the Company a set amount or a portion of the Depositary fees charged in respect of the ADR program or otherwise upon such terms and conditions as the Company and the Depositary may agree from time to time.

The right of the Depositary to receive payment of fees, charges and expenses as provided above shall survive the termination of the Deposit Agreement. As to any Depositary, upon the resignation or removal of such Depositary, such right shall extend for those fees, charges and expenses incurred prior to the effectiveness of such resignation or removal.

(8) Available Information. The Deposit Agreement, the provisions of or governing Deposited Securities and any written communications from the Company, which are both received by the Custodian or its nominee as a holder of Deposited Securities and made generally available to the holders of Deposited Securities, are available for inspection by Holders at the offices of the Depositary and the Custodian and at the Transfer Office. The Depositary will distribute copies of such communications (or English translations or summaries thereof) to Holders when furnished by the Company. The Company is subject to the periodic reporting requirements of the Securities Exchange Act of 1934 and accordingly files certain reports with the United States Securities and Exchange Commission (the "Commission"). Such reports and other information may be inspected and copied through the Commission’s EDGAR system or at public reference facilities maintained by the Commission located at the date hereof at 100 F Street, NE, Washington, DC 20549.

(9) Execution. This ADR shall not be valid for any purpose unless executed by the Depositary by the manual or facsimile signature of a duly authorized officer of the Depositary.

J.P.Morgan

Dated:

JPMORGAN CHASE BANK, N.A., as Depositary

By ..................................................
Authorized Officer

The Depositary's office is located at 383 Madison Avenue, Floor 11, New York, New York 10179.

J.P.Morgan

[FORM OF REVERSE OF ADR]

(10) Distributions on Deposited Securities. Subject to paragraphs (4) and (5), to the extent practicable, the Depositary, within a reasonable time, will distribute to each Holder entitled thereto on the record date set by the Depositary therefor at such Holder's address shown on the ADR Register, in proportion to the number of Deposited Securities (on which the following distributions on Deposited Securities are received by the Custodian) represented by ADSs evidenced by such Holder's ADRs: (a) Cash. Any U.S. dollars available to the Depositary resulting from a cash dividend or other cash distribution or the net proceeds of sales of any other distribution or portion thereof authorized in this paragraph (10) ("Cash"), on an averaged or other practicable basis, subject to (i) appropriate adjustments for taxes withheld, (ii) such distribution being impermissible or impracticable with respect to certain Holders, and (iii) deduction of the Depositary's and/or its agents' fees and expenses in (1) converting any foreign currency to U.S. dollars by sale or in such other manner as the Depositary may determine to the extent that it determines that such conversion may be made on a reasonable basis, (2) transferring foreign currency or U.S. dollars to the United States by such means as the Depositary may determine to the extent that it determines that such transfer may be made on a reasonable basis, (3) obtaining any approval or license of any governmental authority required for such conversion or transfer, which is obtainable at a reasonable cost and within a reasonable time and (4) making any sale by public or private means in any commercially reasonable manner. (b) Shares. (i) Additional ADRs evidencing whole ADSs representing any Shares available to the Depositary resulting from a dividend or free distribution on Deposited Securities consisting of Shares (a "Share Distribution") and (ii) U.S. dollars available to it resulting from the net proceeds of sales of Shares received in a Share Distribution, which Shares would give rise to fractional ADSs if additional ADRs were issued therefor, as in the case of Cash. (c) Rights. (i) Warrants or other instruments in the discretion of the Depositary representing rights to acquire additional ADRs in respect of any rights to subscribe for additional Shares or rights of any nature available to the Depositary as a result of a distribution on Deposited Securities ("Rights"), to the extent that the Company timely furnishes to the Depositary evidence satisfactory to the Depositary that the Depositary may lawfully distribute the same (the Company has no obligation to so furnish such evidence), or (ii) to the extent the Company does not so furnish such evidence and sales of Rights are practicable, any U.S. dollars available to the Depositary from the net proceeds of sales of Rights as in the case of Cash, or (iii) to the extent the Company does not so furnish such evidence and such sales cannot practicably be accomplished by reason of the nontransferability of the Rights, limited markets therefor, their short duration or otherwise, nothing (and any Rights may lapse). (d) Other Distributions. (i) Securities or property available to the Depositary resulting from any distribution on Deposited Securities other than Cash, Share Distributions and Rights ("Other Distributions"), by any means that the Depositary may deem equitable and practicable, or (ii) to the extent the Depositary deems distribution of such securities or property not to be equitable and practicable, any U.S. dollars available to the Depositary from the net proceeds of sales of Other Distributions as in the case of Cash. The Depositary reserves the right to utilize a division, branch or affiliate of JPMorgan Chase Bank, N.A. to direct, manage and/or execute any public and/or private sale of securities hereunder. Such division, branch and/or affiliate may charge the Depositary a fee in connection with such sales, which fee is considered an expense of the Depositary contemplated above and/or under paragraph (7) hereof. Any U.S. dollars available will be distributed by checks drawn on a bank in the United States for whole dollars and cents. Fractional cents will be withheld without liability and dealt with by the Depositary in accordance with its then current practices. All purchases and sales of securities will be handled by the Depositary in accordance with its then current policies, which are currently set forth in the "Depositary Receipt Sale and Purchase of Security" section of https://www.adr.com/Investors/FindOutAboutDRs, the location and contents of which the Depositary shall be solely responsible for.

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(11) Record Dates. The Depositary may, after consultation with the Company if practicable, fix a record date (which, to the extent applicable, shall be as near as practicable to any corresponding record date set by the Company) for the determination of the Holders who shall be responsible for the fee assessed by the Depositary for administration of the ADR program and for any expenses provided for in paragraph (7) hereof as well as for the determination of the Holders who shall be entitled to receive any distribution on or in respect of Deposited Securities, to give instructions for the exercise of any voting rights, to receive any notice or to act in respect of other matters and only such Holders shall be so entitled or obligated.

(12) Voting of Deposited Securities. Subject to the next sentence, as soon as practicable after receipt of notice of any meeting at which the holders of Shares are entitled to vote, or of solicitation of consents or proxies from holders of Shares or other Deposited Securities, the Depositary shall fix the ADS record date in accordance with paragraph (11) above in respect of such meeting or solicitation of consent or proxy. The Depositary shall, if requested by the Company in writing in a timely manner (the Depositary having no obligation to take any further action if the request shall not have been received by the Depositary at least 30 days prior to the date of such vote or meeting) and at the Company's expense and provided no legal prohibitions exist, distribute to Holders a notice stating (a) such information as is contained in such notice and any solicitation materials, (b) that each Holder on the record date set by the Depositary therefor will, subject to any applicable provisions of French law and of the Company’s By-Laws, be entitled to instruct the Depositary as to the exercise of the voting rights, if any, pertaining to the Deposited Securities represented by the ADSs evidenced by such Holder's ADRs and (c) the manner in which such instructions may be given or deemed given in accordance with the next paragraph, including instructions to give a discretionary proxy to the chairman of the Company’s board of directors to vote in favor of all resolutions endorsed by the Company’s board of directors and against any resolutions not so endorsed. Upon actual receipt by the ADR department of the Depositary of instructions of a Holder on such record date in the manner and on or before the time established by the Depositary for such purpose, the Depositary shall endeavor insofar as practicable and permitted under the provisions of or governing Deposited Securities to vote or cause to be voted the Deposited Securities represented by the ADSs evidenced by such Holder's ADRs in accordance with such instructions. The Depositary will not itself exercise any voting discretion in respect of any Deposited Securities.

J.P.Morgan

To the extent the Depositary has been provided with at least 40 days' notice of the proposed meeting, if the Depositary receives from any Holder voting instructions which fail to specify the manner in which the Depositary is to vote the Deposited Securities represented by such Holders’ ADSs, as well as if instructions are not timely received by the Depositary from any Holder, subject to applicable provisions of French Law and of the Company’s By-Laws, such Holder shall be deemed, and the Depositary is instructed to deem such Holder, to have instructed the Depositary to give a discretionary proxy to the chairman of the Company’s board of directors to vote or cause to be voted the Deposited Securities represented by the ADSs evidenced by such Holder's ADRs as to which such instructions are so deemed given in favor of all resolutions endorsed by the Company’s board of directors and against any resolutions not so endorsed, provided that no such instruction shall be deemed given and no discretionary proxy shall be given (a) if the Company informs the Depositary in writing (and the Company agrees to provide the Depositary with such information promptly in writing) that (i) it does not wish such proxy to be given, (ii) substantial opposition exists with respect to any agenda item for which the proxy would be given or (iii) the agenda item in question, if approved, would materially or adversely affect the rights of holders of Shares and (b) unless, with respect to such meeting, the Depositary has been provided with an opinion of French counsel to the Company, in form and substance satisfactory to the Depositary, with respect to the deemed discretion provided for herein and other voting related matters.

Notwithstanding anything in the Deposit Agreement to the contrary, the Depositary and the Company may modify or amend the above voting procedures or adopt additional voting procedures from time to time as they determine may be necessary or appropriate to comply with French or United States law or the Company’s By-Laws.

There is no guarantee that Holders generally or any Holder in particular will receive the notice described above with sufficient time to enable such Holder to return any voting instructions to the Depositary in a timely manner. Notwithstanding anything contained in the Deposit Agreement or any ADR, the Depositary may, to the extent not prohibited by law or regulations, or by the requirements of the stock exchange on which the ADSs are listed, in lieu of distribution of the materials provided to the Depositary in connection with any meeting of, or solicitation of consents or proxies from, holders of Deposited Securities, distribute to the Holders a notice that provides Holders with, or otherwise publicizes to Holders, instructions on how to retrieve such materials or receive such materials upon request (i.e., by reference to a website containing the materials for retrieval or a contact for requesting copies of the materials). Voting instructions will not be deemed received until such time as the ADR department responsible for proxies and voting has received such instructions notwithstanding that such instructions may have been physically received by JPMorgan Chase Bank, N.A., as Depositary, prior to such time.

J.P.Morgan

(13) Changes Affecting Deposited Securities. Subject to paragraphs (4) and (5), the Depositary may, in its discretion, and shall if reasonably requested by the Company, amend this ADR or distribute additional or amended ADRs (with or without calling this ADR for exchange) or cash, securities or property on the record date set by the Depositary therefor to reflect any change in par value, split-up, consolidation, cancellation or other reclassification of Deposited Securities, any Share Distribution or Other Distribution not distributed to Holders or any cash, securities or property available to the Depositary in respect of Deposited Securities from (and the Depositary is hereby authorized to surrender any Deposited Securities to any person and, irrespective of whether such Deposited Securities are surrendered or otherwise cancelled by operation of law, rule, regulation or otherwise, to sell by public or private sale any property received in connection with) any recapitalization, reorganization, merger, consolidation, liquidation, receivership, bankruptcy or sale of all or substantially all the assets of the Company, and to the extent the Depositary does not so amend this ADR or make a distribution to Holders to reflect any of the foregoing, or the net proceeds thereof, whatever cash, securities or property results from any of the foregoing shall constitute Deposited Securities and each ADS evidenced by this ADR shall automatically represent its pro rata interest in the Deposited Securities as then constituted. Promptly upon the occurrence of any of the aforementioned changes affecting Deposited Securities, the Company shall notify the Depositary in writing of such occurrence and as soon as practicable after receipt of such notice from the Company, may instruct the Depositary to give notice thereof, at the Company's expense, to Holders in accordance with the provisions hereof. Upon receipt of such instruction, the Depositary shall give notice to the Holders in accordance with the terms thereof, as soon as reasonably practicable.

J.P.Morgan

(14) Exoneration. The Depositary, the Company, their agents and each of them shall: (a) incur no liability (i) if any present or future law, rule, regulation, fiat, order or decree of the United States, France or any other country or jurisdiction, or of any governmental or regulatory authority or any securities exchange or market or automated quotation system, the provisions of or governing any Deposited Securities, any present or future provision of the Company's charter, any act of God, war, terrorism, nationalization, expropriation, currency restrictions, work stoppage, strike, civil unrest, revolutions, rebellions, explosions, computer failure or circumstance beyond its direct and immediate control shall prevent or delay, or shall cause any of them to be subject to any civil or criminal penalty in connection with, any act which the Deposit Agreement or this ADR provides shall be done or performed by it or them (including, without limitation, voting pursuant to paragraph (12) hereof), or (ii) by reason of any exercise or failure to exercise any discretion given it in the Deposit Agreement or this ADR (including, without limitation, any failure to determine that any distribution or action may be lawful or reasonably practicable); (b) assume no liability except to perform its obligations to the extent they are specifically set forth in this ADR and the Deposit Agreement without gross negligence or willful misconduct; (c) in the case of the Depositary and its agents, be under no obligation to appear in, prosecute or defend any action, suit or other proceeding in respect of any Deposited Securities or this ADR; (d) in the case of the Company and its agents hereunder be under no obligation to appear in, prosecute or defend any action, suit or other proceeding in respect of any Deposited Securities or this ADR, which in its opinion may involve it in expense or liability, unless indemnity satisfactory to it against all expense (including fees and disbursements of counsel) and liability be furnished as often as may be required; or (e) not be liable for any action or inaction by it in reliance upon the advice of or information from legal counsel, accountants, any person presenting Shares for deposit, any Holder, or any other person believed by it to be competent to give such advice or information. The Depositary shall not be liable for the acts or omissions made by, or the insolvency of, any securities depository, clearing agency or settlement system. The Depositary shall not be responsible for, and shall incur no liability in connection with or arising from, the insolvency of any Custodian that is not a branch or affiliate of JPMorgan Chase Bank, N.A. The Depositary shall not have any liability for the price received in connection with any sale of securities, including without limitation any sale in connection with a Termination Event (as defined in paragraph (17)(a) below) or a cash tender offer, or for the timing of any such sale or any delay in action or omission to act nor shall it be responsible for any error or delay in action, omission to act, default or negligence on the part of any party so retained in connection with any such sale or proposed sale. Notwithstanding anything to the contrary contained in the Deposit Agreement (including the ADRs), subject to the penultimate sentence of this paragraph (14), the Depositary shall not be responsible for, and shall incur no liability in connection with or arising from, any act or omission to act on the part of the Custodian except to the extent that the Custodian has (i) committed fraud or willful misconduct in the provision of custodial services to the Depositary or (ii) failed to use reasonable care in the provision of custodial services to the Depositary as determined in accordance with the standards prevailing in the jurisdiction in which the Custodian is located. The Depositary, its agents and the Company may rely and shall be protected in acting upon any written notice, request, direction, instruction or document believed by them to be genuine and to have been signed, presented or given by the proper party or parties. The Depositary shall be under no obligation to inform Holders or any other holders of an interest in any ADSs about the requirements of French law, rules or regulations or any changes therein or thereto. The Depositary and its agents will not be responsible for any failure to carry out any instructions to vote any of the Deposited Securities, for the manner in which any such vote is cast or for the effect of any such vote. The Depositary may rely upon instructions from the Company or its counsel in respect of any approval or license required for any currency conversion, transfer or distribution. The Depositary and its agents may own and deal in any class of securities of the Company and its affiliates and in ADRs. Notwithstanding anything to the contrary set forth in the Deposit Agreement or an ADR, the Depositary and its agents may fully respond to any and all demands or requests for information maintained by or on its behalf in connection with the Deposit Agreement, any Holder or Holders, any ADR or ADRs or otherwise related hereto or thereto to the extent such information is requested or required by or pursuant to any lawful authority, including without limitation laws, rules, regulations, administrative or judicial process, banking, securities or other regulators. None of the Depositary, the Custodian or the Company shall be liable for the failure by any Holder or beneficial owner to obtain the benefits of credits on the basis of non-U.S. tax paid against such Holder's or beneficial owner's income tax liability. The Depositary and the Company shall not incur any liability for any tax consequences that may be incurred by Holders and beneficial owners on account of their ownership of the ADRs or ADSs. The Depositary shall not incur any liability for the content of any information submitted to it by or on behalf of the Company for distribution to the Holders or for any inaccuracy of any translation thereof, for any investment risk associated with acquiring an interest in the Deposited Securities, for the validity or worth of the Deposited Securities, for the credit-worthiness of any third party, for allowing any rights to lapse upon the terms of the Deposit Agreement or for the failure or timeliness of any notice from the Company. The Depositary shall not be liable for any acts or omissions made by a successor depositary whether in connection with a previous act or omission of the Depositary or in connection with any matter arising wholly after the removal or resignation of the Depositary. By holding an ADS or an interest therein, Holders and owners of ADSs each irrevocably agree that any legal suit, action or proceeding against or involving the Company or the Depositary, arising out of or based upon the Deposit Agreement, the ADSs or the transactions contemplated herein, therein or hereby, may only be instituted in a state or federal court in New York, New York, and by holding an ADS or an interest therein each irrevocably waives any objection which it may now or hereafter have to the laying of venue of any such proceeding, and irrevocably submits to the exclusive jurisdiction of such courts in any such suit, action or proceeding. The Company has agreed to indemnify the Depositary and its agents under certain circumstances and the Depositary has agreed to indemnify the Company under certain circumstances. Neither the Depositary, the Company nor any of their respective agents shall be liable to Holders or beneficial owners of interests in ADSs for any indirect, special, punitive or consequential damages (including, without limitation, legal fees and expenses) or lost profits, in each case of any form incurred by any person or entity, whether or not foreseeable and regardless of the type of action in which such a claim may be brought. With respect to Holders and owners of ADRs, any summary of French laws and regulations and of the terms of the Company’s By-Laws set forth in the Deposit Agreement is provided by the Company solely for the convenience and while the Company believes that such summaries are accurate as of the date of the Deposit Agreement, (i) they are summaries and as such may not include all aspects of the materials summarized applicable to a Holder or owner of ADRs, and (ii) these laws and regulations and the Company’s By-Laws may change after the date of the Deposit Agreement. Neither the Depositary nor the Company has any obligation under the terms of the Deposit Agreement or the ADRs to update any such summaries. No disclaimer of liability under the Securities Act of 1933 is intended by any provision hereof.

J.P.Morgan

(15) Resignation and Removal of Depositary; the Custodian. The Depositary may resign as Depositary by written notice of its election so to do delivered to the Company, such resignation to take effect upon the appointment of a successor depositary and its acceptance of such appointment as provided in the Deposit Agreement.  The Depositary may at any time be removed by the Company by no less than 120 days prior written notice of such removal, to become effective upon the later of (i) the 120th day after delivery of the notice to the Depositary and (ii) the appointment of a successor depositary and its acceptance of such appointment as provided in the Deposit Agreement. The Depositary may appoint substitute or additional Custodians and the term "Custodian" refers to each Custodian or all Custodians as the context requires.

(16) Amendment. Subject to the last sentence of paragraph (2), the ADRs and the Deposit Agreement may be amended by the Company and the Depositary, provided that any amendment that imposes or increases any fees or charges (other than stock transfer or other taxes and other governmental charges, transfer or registration fees, cable, telex or facsimile transmission costs, delivery costs or other such expenses), or that shall otherwise prejudice any substantial existing right of Holders, shall become effective 30 days after notice of such amendment shall have been given to the Holders. Every Holder of an ADR at the time any amendment to the Deposit Agreement so becomes effective shall be deemed, by continuing to hold such ADR, to consent and agree to such amendment and to be bound by the Deposit Agreement as amended thereby. In no event shall any amendment impair the right of the Holder of any ADR to surrender such ADR and receive the Deposited Securities represented thereby, except in order to comply with mandatory provisions of applicable law. Any amendments or supplements which (i) are reasonably necessary (as agreed by the Company and the Depositary) in order for (a) the ADSs to be registered on Form F-6 under the Securities Act of 1933 or (b) the ADSs or Shares to be traded solely in electronic book-entry form and (ii) do not in either such case impose or increase any fees or charges to be borne by Holders, shall be deemed not to prejudice any substantial rights of Holders. Notwithstanding the foregoing, if any governmental body or regulatory body should adopt new laws, rules or regulations which would require amendment or supplement of the Deposit Agreement or the form of ADR to ensure compliance therewith, the Company and the Depositary may amend or supplement the Deposit Agreement and the ADR at any time in accordance with such changed laws, rules or regulations. Such amendment or supplement to the Deposit Agreement in such circumstances may become effective before a notice of such amendment or supplement is given to Holders or within any other period of time as required for compliance. Notice of any amendment to the Deposit Agreement or form of ADRs shall not need to describe in detail the specific amendments effectuated thereby, and failure to describe the specific amendments in any such notice shall not render such notice invalid, provided, however, that, in each such case, the notice given to the Holders identifies a means for Holders to retrieve or receive the text of such amendment (i.e., upon retrieval from the Commission's, the Depositary's or the Company's website or upon request from the Depositary).

J.P.Morgan

(17) Termination. (a) Except as provided for in subparagraphs (b) and (c) below, the Depositary may, and shall at the written direction of the Company, terminate the Deposit Agreement and this ADR by mailing notice of such termination to the Holders at least 30 days prior to the date fixed in such notice for such termination; provided, however, if the Depositary shall have (i) resigned as Depositary hereunder, notice of such termination by the Depositary shall not be provided to Holders unless a successor depositary shall not be operating hereunder within 60 days of the date of such resignation, or (ii) been removed as Depositary hereunder, notice of such termination by the Depositary shall not be provided to Holders unless a successor depositary shall not be operating hereunder on the 120th day after the Company's notice of removal was first provided to the Depositary. If at the date so fixed for termination in accordance with this subparagraph (a) the Depositary believes the Shares are not publicly and actively listed or quoted for trading on at least one stock exchange in the European Union, after the date so fixed for termination, (i) all Direct Registration ADRs shall cease to be eligible for the Direct Registration System and shall be considered ADRs issued on the ADR Register, (ii) the Depositary shall charge its cancellation fee on all existing ADSs and (iii) the Depositary shall then use its reasonable efforts to ensure that the ADSs cease to be DTC eligible so that neither DTC nor any of its nominees shall thereafter be a Holder. At such time as the ADSs cease to be DTC eligible and/or neither DTC nor any of its nominees is a Holder, the Depositary shall (a) instruct the Custodian to deliver all Deposited Securities to the Company along with a general stock power that refers to the names set forth on the ADR Register and (b) provide the Company with a copy of the ADR Register (which copy may be sent by email or by any means permitted under the notice provisions of the Deposit Agreement). Upon receipt of such Deposited Securities and the ADR Register, the Company shall use its best efforts to issue to each Holder a Share certificate representing the Shares represented by the ADSs reflected on the ADR Register in such Holder's name and to deliver such Share certificate to the Holder at the address set forth on the ADR Register. If at the date so fixed for termination in accordance with this subparagraph (a), the Depositary believes the Shares are publicly and actively listed or quoted for trading on at least one stock exchange in the European Union, after the date so fixed for termination, (x) the Depositary and its agents will perform no further acts under the Deposit Agreement and this ADR, except to receive and hold (or sell) distributions on Deposited Securities and deliver Deposited Securities being withdrawn and (y) as soon as practicable after the date so fixed for termination, the Depositary shall endeavor to sell the Deposited Securities and shall thereafter (as long as it may lawfully do so) hold in a segregated account the net proceeds of such sales, together with any other cash then held by it under the Deposit Agreement, without liability for interest, in trust for the pro rata benefit of the Holders of ADRs not theretofore surrendered. After providing the instruction to the Custodian and delivering a copy of the ADR Register to the Company under the third sentence of this subparagraph (a), the Depositary and its agents will perform no further acts under the Deposit Agreement and this ADR and shall cease to have any obligations under the Deposit Agreement and/or the ADRs. After making any such sale under clause (y) of the second preceding sentence, the Depositary shall be discharged from all obligations in respect of the Deposit Agreement and this ADR, except to account for such net proceeds and other cash. After the Company receives the copy of the ADR Register and the Deposited Securities and has complied with the provisions of the fourth preceding sentence above or, in the case of a termination under the circumstances described in the third preceding sentence above, the Company shall be discharged from all obligations under the Deposit Agreement except (i) to distribute the Shares to the Holders entitled thereto, if applicable, and (ii) for its obligations to the Depositary and its agents.

J.P.Morgan

(b)       To the extent the Depositary has been notified that the Deposited Securities have been purchased for cash, or that a court has approved a scheme of arrangement or comparable type of transaction pursuant to which such Deposited Securities will be purchased for cash, in either case in a transaction that is mandatory and binding on the Depositary as a holder of those Deposited Securities the Depositary may immediately terminate the Deposit Agreement effective as of the date notice is first provided to Holders or such later date established by the Depositary and stated in such notice in order to coincide with or be close to the date on which the Deposited Securities have been or will be exchanged for cash (a termination under this subparagraph (b) being a "Termination Event"). After the date so fixed for termination under this subparagraph (b), the Depositary and its agents will perform no further acts under the Deposit Agreement and this ADR, except to receive the cash received as a result of such Termination Event and, after giving effect to the conversion of such cash into U.S. dollars and the deduction of any fees and expenses provided for herein or contemplated hereby, hold the resulting net cash amount as long as it may lawfully do so in an account (which may be a segregated or unsegregated account), together with any other cash then held by it under the Deposit Agreement, without liability for interest, in trust for the pro rata benefit of the Holders of ADRs not theretofore surrendered. After the Depositary has received any such cash, (i) the Depositary shall be discharged from all obligations in respect of the Deposit Agreement and this ADR, except to account for such net cash amount received and other cash and (ii) the Company shall be discharged from all obligations under the Deposit Agreement except for its obligations to the Depositary and its agents.

J.P.Morgan

(c)       To the extent the Company and a bidder have entered into a contractual arrangement pursuant to which the bidder has made or will make a cash offer for the ADSs and/or the Deposited Securities which has been recommended by the Company, and the Company has provided the Depositary with written notice of its desire to terminate the Deposit Agreement, the Depositary shall terminate the Deposit Agreement and this ADR by mailing notice of such termination to the Holders at least 30 days prior to the date fixed in such notice for such termination; provided, however that the date of termination shall not be prior to the close of business on the first day after the last day of the initial cash offer period established by such bidder (as the same may be extended in accordance with applicable rules) (the “Initial Offer Closing Date”) if such bidder has accepted for payment all of the securities (including ADSs and/or Deposited Securities) that have been tendered for payment on or prior to the Initial Offer Closing Date. If the bidder has not accepted for payment all of the securities that have been tendered pursuant to such public offer on or prior to the Initial Offer Closing Date, the termination notice under this subparagraph (c) shall be deemed withdrawn and the Deposit Agreement shall remain in full force and effect, unless otherwise terminated thereafter pursuant to subparagraph 17(a) above. If the bidder accepts for payment all of the securities that have been tendered on or prior to the Initial Closing Date, then after the date fixed for termination under this subparagraph (c), the Depositary and its agents will perform no further acts under the Deposit Agreement and this ADR, except, (i) if the bidder has instituted a subsequent offer acceptance period for the Deposited Securities and such subsequent offer acceptance period is still open, to tender any Deposited Securities then remaining under this Deposit Agreement into the offer made by the bidder on the terms thereof, or (ii) if there is no subsequent offer acceptance period for the Deposited Securities or such period has closed in accordance with its terms and the bidder has offered in writing to purchase all of the remaining Deposited Securities at a per share price at least equal to the price paid in the tender offer period most recently closed, to sell such Deposited Securities to the bidder at such price in an open market transaction or otherwise in an arms-length transaction, and, in the case of (i) or (ii) to receive the cash received as a result of such sale and, after giving effect to the conversion of such cash into U.S. dollars and the deduction of any fees and expenses provided for herein or contemplated hereby, hold the resulting net cash amount as long as it may lawfully do so in an account (which may be a segregated or unsegregated account), together with any other cash then held by it under the Deposit Agreement, without liability for interest, in trust for the pro rata benefit of the Holders of ADRs not theretofore surrendered. After the Depositary has received any such cash, (A) the Depositary shall be discharged from all obligations in respect of the Deposit Agreement and this ADR, except to account for such net cash amount received and other cash and (B) the Company shall be discharged from all obligations under the Deposit Agreement except for its obligations to the Depositary and its agents. If after the date fixed for termination under this subparagraph (c) any of the conditions in clause (ii) are not met, the provisions of subparagraph 17(a) above shall apply with regard to the Depositary’s obligations after the date fixed for termination.

(18) Appointment. Each Holder and each person holding an interest in ADSs, upon acceptance of any ADSs (or any interest therein) issued in accordance with the terms and conditions of the Deposit Agreement shall be deemed for all purposes to (a) be a party to and bound by the terms of the Deposit Agreement and the applicable ADR(s), and (b) appoint the Depositary its attorney-in-fact, with full power to delegate, to act on its behalf and to take any and all actions contemplated in the Deposit Agreement and the applicable ADR(s), to adopt any and all procedures necessary to comply with applicable law and to take such action as the Depositary in its sole discretion may deem necessary or appropriate to carry out the purposes of the Deposit Agreement and the applicable ADR(s), the taking of such actions to be the conclusive determinant of the necessity and appropriateness thereof.

J.P.Morgan

(19) Waiver. EACH PARTY TO THE DEPOSIT AGREEMENT (INCLUDING, FOR AVOIDANCE OF DOUBT, EACH HOLDER AND BENEFICIAL OWNER AND/OR HOLDER OF INTERESTS IN ADRS) HEREBY IRREVOCABLY WAIVES, TO THE FULLEST EXTENT PERMITTED BY APPLICABLE LAW, ANY RIGHT IT MAY HAVE TO A TRIAL BY JURY IN ANY SUIT, ACTION OR PROCEEDING AGAINST THE DEPOSITARY AND/OR THE COMPANY DIRECTLY OR INDIRECTLY ARISING OUT OF OR RELATING TO THE SHARES OR OTHER DEPOSITED SECURITIES, THE ADSs OR THE ADRs, THE DEPOSIT AGREEMENT OR ANY TRANSACTION CONTEMPLATED HEREIN OR THEREIN, OR THE BREACH HEREOF OR THEREOF (WHETHER BASED ON CONTRACT, TORT, COMMON LAW OR ANY OTHER THEORY).

(20) Elective Distributions in Cash or Shares. Whenever the Company intends to distribute a dividend payable at the election of the holders of Shares in cash or in additional Shares, the Company shall give notice thereof to the Depositary at least 30 days prior to the proposed distribution stating whether or not it wishes such elective distribution to be made available to Holders. Upon receipt of notice indicating that the Company wishes such elective distribution to be made available to Holders, the Depositary shall consult with the Company to determine, and the Company shall assist the Depositary in its determination, whether it is lawful and reasonably practicable to make such elective distribution available to the Holders. The Depositary shall make such elective distribution available to Holders only if (i) the Company shall have timely requested that the elective distribution is available to Holders, (ii) the Depositary shall have determined that such distribution is reasonably practicable and (iii) the Depositary shall have received satisfactory documentation within the terms of Section 14 of the Deposit Agreement including, without limitation, any legal opinions of counsel in any applicable jurisdiction that the Depositary in its reasonable discretion may request, at the expense of the Company. If the above conditions are not satisfied, the Depositary shall, to the extent permitted by law, distribute to the Holders, on the basis of the same determination as is made in the local market in respect of the Shares for which no election is made, either (x) cash or (y) additional ADSs representing such additional Shares. If the above conditions are satisfied, the Depositary shall establish a record date and establish procedures to enable Holders to elect the receipt of the proposed dividend in cash or in additional ADSs. The Company shall assist the Depositary in establishing such procedures to the extent necessary. Nothing herein shall obligate the Depositary to make available to Holders a method to receive the elective dividend in Shares (rather than ADSs). There can be no assurance that Holders generally, or any Holder in particular, will be given the opportunity to receive elective distributions on the same terms and conditions as the holders of Shares.

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